SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2002

Robert Half International Inc.
(Exact name of registrant as specified in charter)

Delaware	1-10427	94-1648752
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2884 Sand Hill Road, Menlo Park, CA 94025
(Address of principal executive offices)

(650) 234-6000
(Registrant’s telephone number, including area code)

NO CHANGE
(Former name or former address, if changed since last report)

ITEM 4.  Change in Registrant’s Certifying Accountant.

                On April 24, 2002, we reached a tentative agreement with Arthur Andersen LLP to hire partners and other employees within Andersen’s U.S. internal audit and business risk consulting practices.  Andersen and our Board of Directors determined that execution of the agreement would cause Arthur Andersen to no longer be independent.  Our auditing relationship with Arthur Andersen was therefore severed by mutual agreement effective April 24, 2002.  We are in the process of selecting new independent auditors.

                During the two most recent fiscal years ended December 31, 2001 and  December 31, 2000, and the subsequent interim periods through the date of this report, there was no disagreement between Arthur Andersen and us, as defined in Item 304 of Regulation S-K, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of such disagreement in connection with its reports, and there occurred no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

                The audit reports of Arthur Andersen on our consolidated financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

We have provided Arthur Andersen with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of Arthur Andersen’s letter to the Securities and Exchange Commission dated April 26, 2002, stating its agreement with such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: April 30, 2002	By:	/s/ M. KEITH WADDELL
	Name:	M. Keith Waddell
	Title:	Vice Chairman, Chief Financial Officer
And Treasurer